EXTENSION AGREEMENT

THIS AGREEMENT is dated for reference as of the 15th day of February, 2010.

BETWEEN:

GOLDEN ANVIL, SA de CV, a Mexico corporation, having its business address at RFC: GAN-980527-IV9, Amapa #124; Col. San Juan; Tepic,
Nay. 63130

(hereinafter referred to as “Golden Anvil”)

OF THE FIRST PART

AND:

ROYAL MINES AND MINERALS CORP., a Nevada corporation, having its business address at 2580 Anthem Village Dr., Henderson, NV 89052

(hereinafter referred to as “'Royal Mines”)

OF THE SECOND PART

WHEREAS:

A. Golden Anvil and Royal Mines entered into a letter of intent dated October 21, 2009 (the “Letter of Intent”) whereby the parties agreed to enter into a joint venture agreement subject to each party’s satisfactory completion of their respective due diligence by December 20, 2009 (the “Due Diligence Period”).

B. On December 3, 2009, Golden Anvil and Royal Mines entered into a Toll Processing Agreement whereby the parties agreed to, among other things, extend the completion date of the Due Diligence Period from December 20, 2009 to February 15, 2010.

C. Golden Anvil and Royal Mines now wish to further extend the completion date of the Due Diligence Period from February 15, 2010 to April 30, 2010.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and the sum of $10.00 paid by Royal Mines to Golden Anvil, the receipt and sufficiency are hereby acknowledged, Golden Anvil and Royal Mines agree as follows:

1.	Definitions. Except as otherwise set out herein, capitalized terms used in this Agreement shall have the same meaning as specified in the Letter of Intent.

2.	Extension of Due Diligence Period. Golden Anvil agrees to extend the completion date of the Due Diligence Period to April 30, 2010.

3.	No Other Modification. The parties confirm that the terms, covenants and conditions of the Letter of Intent remain unchanged and in full force and effect, except as modified by this Agreement.

4.

Independent Legal Advice. This Agreement has been prepared by O’Neill Law Group PLLC acting solely on behalf of Royal Mines and Golden Anvil acknowledges that it has been advised to obtain independent legal advice.

5.

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

7.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

ROYAL MINES AND MINERALS CORP.	GOLDEN ANVIL, SA de CV
by its authorized signatory:	by its authorized signatory:

/s/ Jason S. Mitchell	/s/ Francisco Rolando Rincon Romo
Signature of Authorized Signatory	Signature of Authorized Signatory

Jason S. Mitchell	Francisco Rolando Rincon Romo
Name and Title(s)	Name and Title(s)